EXHIBIT 10.1

FIFTH AMENDMENT
TO REVOLVING CREDIT AND TERM LOAN AGREEMENT

THIS FIFTH AMENDMENT TO REVOLVING CREDIT AND TERM LOAN AGREEMENT ("Fifth Amendment"), dated as of July 5, 2011, is made and entered into by and among MOTORCAR PARTS OF AMERICA, INC., a New York corporation ("Borrower"), UNION BANK, N.A., a national banking association, in its capacity as Administrative Agent (“Administrative Agent”), UNION BANK, N.A., a national banking association, in its capacity as a Lender (“Union Bank”), and BRANCH BANKING & TRUST COMPANY, a North Carolina banking corporation, in its capacity as a Lender (“BB&T”) (Union Bank and BB&T herein called “Lenders”).

RECITALS:

A.  Borrower, Administrative Agent and Lenders are parties to that certain Revolving Credit and Term Loan Agreement dated as of October 28, 2009, as amended by (i) that certain First Amendment dated as of May 12, 2010, (ii) that certain consent letter dated October 26, 2010, (iii) that certain Second Amendment dated as of November 3, 2010, (iv) that certain Third Amendment dated as of December 6, 2010 and (v) that certain Fourth Amendment dated as of March 31, 2011 (as so amended, the “Agreement”), pursuant to which each Lender severally agreed to extend credit to Borrower in the amounts provided for therein.

B.  Borrower, Administrative Agent and Lenders desire to amend the Agreement in certain respects, subject, however, to the terms and conditions of this Fifth Amendment.

AGREEMENT:

In consideration of the above recitals and of the mutual covenants and conditions contained herein, Borrower, Administrative Agent and Lenders agree as follows:

1.         Defined Terms.  Initially capitalized terms used herein which are not otherwise defined shall have the meanings assigned thereto in the Agreement.

2.         Amendments to the Agreement.

(a) The definition of “Reserve” appearing in Section 1.1 of the Agreement is hereby deleted in its entirety.

(b) The definition of “Reserve Amount” appearing in Section 1.1 of the Agreement is hereby deleted in its entirety.

(c) Section 2.1(b) of the Agreement is hereby amended to read in full as follows:

“(b)  the aggregate principal amount of Revolving Loans outstanding made by all Revolving Loan Lenders after giving effect to any proposed Borrowing plus the Letter of Credit Obligations on such date shall not exceed the aggregate Revolving Credit Commitments; and”

(d) Section 7.13 of the Agreement is hereby amended by adding the following paragraph at the end thereof:

“For the purpose of determining compliance with each of the financial covenants set forth in this Section 7.13 for the fiscal quarters ending June 30, 2011 and September 30, 2011 only, Fenwick Automotive Products Limited, a corporation incorporated under the laws of Ontario, Canada, Introcan, Inc., a Delaware corporation, and Fapco S.A. de C.V., a Mexican variable capital company, shall not be deemed to be Subsidiaries of Borrower.”

3.         Effectiveness Of This Fifth Amendment.  This Fifth Amendment shall become effective as of the date hereof when, and only when, Administrative Agent shall have received all of the following, in form and substance satisfactory to Administrative Agent:

(a)         A counterpart of this Fifth Amendment, duly executed by Borrower;

(b)         An amendment fee in connection with the preparation of this Fifth Amendment in the sum of Fifteen Thousand Dollars ($15,000), payable to the Administrative Agent for the ratable account of the Revolving Loan Lenders, which amendment fee shall be non-refundable;

(c)         A reasonable legal documentation fee, for the sole account of the Administrative Agent, which reasonable legal documentation fee shall be non-refundable; and

(d)         Such other documents, instruments or agreements as Administrative Agent may reasonably deem necessary in order to effect fully this Fifth Amendment.

4.         Ratification.

(a)         Except as specifically amended hereinabove, the Agreement shall remain in full force and effect and is hereby ratified and confirmed; and

(b)         Upon the effectiveness of this Fifth Amendment, each reference in the Agreement to "this Agreement", "hereunder", "herein", "hereof" or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended by this Fifth Amendment.

5.         Representations and Warranties.  Borrower represents and warrants as follows:

(a)         Each of the representations and warranties contained in Article 5 of the Agreement, as amended hereby, is hereby reaffirmed as of the date hereof, each as if set forth herein;

(b)         The execution, delivery and performance of this Fifth Amendment are within Borrower's corporate powers, have been duly authorized by all necessary corporate action, have received all necessary approvals, if any, and do not contravene any law or any contractual restriction binding on Borrower; and

(c)         No event has occurred and is continuing or would result from this Fifth Amendment which constitutes an Event of Default under the Agreement, or would constitute an Event of Default under the Agreement, but for the requirement that notice be given or time elapse or both.

6.         Governing Law.  This Fifth Amendment shall be deemed a contract under and subject to, and shall be construed for all purposes and in accordance with, the laws of the State of California.

7.         Counterparts.  This Fifth Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amendment as of the date and year first above written.

MOTORCAR PARTS OF AMERICA, INC.,
as Borrower

By:	/s/ Selwyn Joffe
Selwyn Joffe
Chief Executive Officer

UNION BANK, N.A.,
in its capacity as Administrative Agent and as a Lender

By:	/s/ Lance Zediker
Lance Zediker
Vice President

BRANCH BANKING & TRUST COMPANY,
in its capacity as a Lender

By:	/s/ Kenneth M. Blackwell
Kenneth M. Blackwell
Senior Vice President